EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of March 4, 2017 (the “Effective Date”) by and between MMEX RESOURCES CORPORATION, a Nevada corporation (the “Company”), and MAPLE RESOURCES CORPORATION or its assigns, a Delaware corporation (the “Purchaser”) (collectively the “Parties”).

PREMISES

WHEREAS, the Company is a publicly listed company on the OTC:PK with 3 Billion authorized common shares at par value of $0.001 and 10,000,000 preferred shares. The Company as of this date has 906,923,522 issued and outstanding common shares, no preferred shares issued and the Company has 129 record shareholders; and

WHEREAS, Purchaser is developing a 50,000 barrel per day feedrate capacity crude oil refinery project in Pecos County, Texas (the “Project”); and

WHEREAS, Purchaser has developed intellectual property rights related to the Project which include, inter alia, a business plan, cash flow models, a Purchase and Sale Agreement executed for the site location, potential refinery feed stock supplies, water resources, consulting services, refinery technology, potential railroad transportation agreements, management team and other Project development rights and due diligence (the “ Project Intellectual Property Rights”) which the Company identifies as good and valuable consideration in exchange for the assignment of Company shares; and

WHEREAS, Purchaser wishes to contribute the Project Intellectual Property Rights to the Company in exchange for the Company common shares; and

WHEREAS, on the terms and conditions set forth herein, the Company desires to issue and assign to Purchaser a total of 7,000,000,000 shares in two tranches (the “Purchased Shares” or the “Shares”) to acquire the Project Intellectual Property Rights at a nominal valuation of US$ 344,459,120 constituting a share ownership interest in the Company to be determined by a valuation and fairness opinion issued by a third party independent consultant retained by the Company (the “Assignment Valuation”); and

WHEREAS, the Parties desire to adjust the Purchased Shares amount subject to the Assignment Valuation; and

WHEREAS, the Parties desire that the Purchased Shares will have super voting rights; and

WHEREAS, the Company desires to amend its Articles of Incorporation to authorize the issuance of the amount of shares to complete the transactions contemplated hereby;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

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1. PURCHASE AND SALE OF THE SHARES.

Subject to the Terms and Conditions of this Agreement:

1.1 In consideration for the sale of the Project Intellectual Property Rights by the Purchaser to the Company, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing (as defined in Section 2.1) on the Closing Date (as defined in Section 2.1), 7,000,000,000 shares of the Company’s Common Stock, par value $.001 per share as Purchased Shares.

1.2 The Company agrees to issue the Purchased Shares in two tranches (i) 1,500,000,000 Shares (“First Tranche Shares”) upon Closing and (ii) subject to the provisions of paragraph 1.3 below, 5,500,000,000 Shares (“Second Tranche Shares”) as soon as the Company Articles of Incorporation have been amended to authorize the Second Tranche Shares to be issued.

1.3 The Parties agree that the Second Tranche Shares will be adjusted (up or down) and issued to Purchaser subject to the Assignment Valuation to be completed as soon after Closing as possible.

1.4 Super Voting Rights of the Purchased Shares. The Company agrees that all of the Purchased Shares shall have the status of the class of shares of common stock of the Company with a 10 votes to 1 share super voting rights. At such time as the Articles of Incorporation have been amended as provided in paragraph 1.2 above to create such class of common stock, any Purchased Shares previously issued as ordinary common stock will be reissued as supervoting common stock, and the share certificates so noted.

2. THE CLOSING

2.1 Closing Date. The closing of the transactions contemplated hereby (the “Closing”) shall be held on the Effective Date or at such other time as the Company and the Purchaser shall agree (the “Closing Date”).

2.2 Delivery. At the Closing: (a) the Company shall issue and deliver to the Purchaser an accounting statement by its transfer agent, that the First Tranche Shares are registered by electronic means for the account of the Purchaser and (b) Purchaser shall deliver assignments of the Project Intellectual Property Rights to the Company including, but not limited to, the recorded assignment of the Purchase and Sale Agreement between the Purchaser and Hayes Parker, Landowner, the land location for the Project.

2.3 Due Diligence. The Closing is subject to the Company’s satisfaction, in its sole discretion, of due diligence with respect to the Project Intellectual Property Rights and the contribution of the Project Intellectual Property Rights prior to the Closing.

2.4 After Acquired Project Intellectual Property Rights. After Closing, the Purchaser agrees to cooperate in good faith to transfer or disclose to the Project Company any Project Intellectual Property Rights that may not be listed in the Assignment Agreement Exhibit A or acquired by or disclosed to the Purchaser by third parties.

2.5 The Purchaser agrees with the Company that:

(a) Subject to Section 2.4, the electronic stock registration evidencing the Shares, and each stock certificate that may be issued in transfer thereof, will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR WITH ANY SECURITIES COMMISSION UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

(b) The electronic registration or stock certificates representing the Shares and each stock certificate issued in transfer thereof will also bear any legend required under any applicable state securities law.

(c) Absent an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering any proposed disposition of the Shares or any part thereof, it will not offer for sale, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Shares without first providing the Company with an opinion of counsel to the effect that such offer, sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities or blue sky laws, except that no such registration or opinion will be required with respect to: (i) a transfer not involving a change in beneficial ownership, or (ii) the distribution of any of the Shares by the Purchaser to any of its partners or retired partners or to the estate of any of its partners or retired partners, members, officers and directors.

(d) It consents to the Company’s making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer of the Shares contemplated by this Section 2.3.

(e) Until such time as one or more of the requirements set forth in Section 2.4 have been satisfied, the Shares shall be restricted securities under the Securities Act and may be transferable only in accordance with this Agreement or the requirements of the Securities Act or any other applicable federal or state law, rule or regulation.

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2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to enter into this Agreement, to carry out the provisions of this Agreement and to carry on its business as presently conducted.

2.2 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Shares, has been taken or will be taken with respect to the issuance of the Second Tranche Shares. This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

2.3 Valid Issuance. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free of any liens, preemptive rights, rights of first refusal, restrictions or encumbrances, other than those created by the Purchaser.

2.4 Governmental Consents. Except for the certain Securities and Exchange Commission required 10K and 10Q filings disclosed to Purchaser in Exhibit C attached hereto, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Shares shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

3.1 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (i) acknowledges that it has had access to and reviewed the periodic and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, (ii) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Shares, (iii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iv) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

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3.2 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment. In addition, the Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s investment in the Shares and (ii) understands and has fully considered for purposes of this investment the risks of this investment and understands that (a) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (b) the Company has a limited financial and operating history, (c) the Shares represent an extremely speculative investment which involves a high degree of risk of loss, and (d) there are substantial restrictions on the transferability of the Shares; accordingly, it may not be possible for the Purchaser to liquidate its investment in the Shares in case of emergency. The Purchaser understands that there have been no representations as to the possible future value, if any, of the Shares.

3.3 Further Limitations on Disposition. The Purchaser understands and acknowledges that the offering and issuance of the Shares will not be registered under the Securities Act on the grounds that the offering and issuance of the Shares are exempt from registration under the Securities Act, and that the Company’s reliance upon such exemption is predicated upon the Purchaser’s representations set forth in this Agreement. The Purchaser understands and acknowledges that the Shares must be held indefinitely and it cannot dispose of the Shares unless the offer and sale of the Shares is registered under the Securities Act or unless an exemption from registration is available.

3.4 Advisors

3.5 The Purchaser is not relying on any statements or representations of the Company or any of its agents with respect to the tax consequences of this investment and the transactions contemplated by this Agreement and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser is not relying on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

3.5 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

3.6 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to comply with state or federal securities laws or other regulatory approvals.

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4. CONDITIONS TO CLOSING

4.1 Conditions to the Purchaser’s Obligations at the Closing. The Purchaser’s obligation to purchase the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Corporate Documents. The Company shall have delivered to the Purchaser or its counsel, copies of all corporate documents of the Company as the Purchaser shall reasonably request.

(c) Appointment of Two Directors Nominated by Purchaser. The Purchaser may nominate, and the Company shall use commercially reasonable efforts to cause the election by its shareholders of, up to two directors nominated by Purchaser by resolution of the Board of Directors delivered at Closing. All directors shall serve subject to the By-Laws of the Company.

4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by the Purchaser shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made as of the Closing Date.

(b) Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or prior to the Closing.

5. MISCELLANEOUS

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas excluding its conflict of laws principles.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

5.6 Entire Agreement; Invalid or Void Provisions. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. If any provision of this Agreement is deemed invalid, illegal, or unenforceable, such provision will be deemed amended to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended without altering materially the intention of the parties, it will be stricken and the remainder of this Agreement will remain in full force and effect.

5.7 Expenses. The Company and the Purchaser shall each bear their own expenses in connection with the transactions contemplated by this Agreement.

5.8 Finders Fees. Each of the Company and the Purchaser will indemnify the other against all liabilities incurred by such party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements entered into by the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

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IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first written above.

MMEX Resources Corporation

By:	/s/ Jack W. Hanks
Jack W. Hanks
President & CEO

Maple Resources Corporation

By:	/s/ Jack W. Hanks
Jack W. Hanks
President & CEO

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EXHIBIT A

ASSIGNMENT AGREEMENT

OF

WEST TEXAS REFINERY PROJECT

INTELLECTUAL PROPERTY RIGHTS

MAPLE RESOURCES CORPORATION

TO

MMEX RESOURCES CORPORATION

March 4, 2017

Recitals

WHEREAS, this Agreement is executed by MAPLE RESOURCES CORPORATON (the “Assignor”) and MMEX RESOURCES CORPORATION (the “Company”), (collectively, the “Parties”); and

WHEREAS, the Assignor has been engaged in numerous business development activities (the “Project Intellectual Property Rights”) for the past six months to design, finance, build and permit a West Texas Refinery Project to be constructed in or near Pecos County, Texas in the Permian Basin oil and gas producing environs of West Texas (the “Project”).

WHEREAS, the Assignor has entered into a Stock Purchase Agreement as of March 4, 2017 with MMEX Resources Corporation (“MMEX”) (the “SPA”); and

WHEREAS, the SPA provides for the Assignor to assign to the Company any and all rights in the Project Intellectual Property Rights that has been developed by Assignor and related parties and that Assignor and related parties continue to develop in exchange for common stock shares in the Company; and

THEREFORE, the Parties agree as follows:

Agreement

1.0

Assignor agrees to assign all of its right, title and interest in the Project Intellectual Property Rights Assignor and its related parties have developed and will develop in the future with respect to the Project.

2.0

The Project Intellectual Property Rights are listed in Appendix A as it may be amended from time to time. Appendix A is intended to be a general description and the Parties agree to update information or add specific documents to Appendix A as the Parties and MMEX deem necessary.

3.0	The Company shall use the Project Intellectual Property Rights only for the purposes intended to develop, finance, construct and operate the Project.

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4.0	Miscellaneous

4.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas excluding its conflict of laws principles.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 3616 Far West Blvd. #117-321, Austin, Texas 78731 Att: Jack W. Hanks, email address: jack.hanks@mmexresources.com and to Purchaser at 3616 Far West Blvd. #117-321, Austin, Texas 78731 Att: Jack W. Hanks, email address: jwhanks@maplecos.com or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

4.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

4.7 Entire Agreement; Invalid or Void Provisions. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. If any provision of this Agreement is deemed invalid, illegal, or unenforceable, such provision will be deemed amended to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended without altering materially the intention of the parties, it will be stricken and the remainder of this Agreement will remain in full force and effect.

4.8 Indemnification Provisions. The Assignor agrees to indemnify the Company with respect to any and all claims of any party asserting rights to the Project Intellectual Property Rights or its use thereof by the Company arising out of the Assignor use or ownership of the Project Intellectual Property Rights or arrangements entered into by the Assignor to assign the Project Intellectual Property Rights, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

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IN WITNESS WHEREOF, the parties have executed this ASSIGNMENT AGREEMENT as of the date first written above.

MMEX Resources Corporation

By:	/s/ Jack W. Hanks
Jack W. Hanks
President & CEO

Maple Resources Corporation

By:	/s/ Jack W. Hanks
Jack W. Hanks
President & CEO

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APPENDIX A

ASSIGNOR

PROJECT INTELLECTUAL PROPERTY RIGHTS

As of March 4, 2017

1.0	PROJECT DEVELOPMENT

	1.1	Business Plan

	1.2	Cash Flow Model

1.3

Term Sheets, Proposals, Technical Data Sheets, MOU’s, Letters of Intent, Agreements, Correspondence with Baker & O’Brien Inc., or any other consultants regarding refinery business plan, crude supply, off-take agreements.

	1.4	Memoranda, Discussions with Texas Pacifico RR, for transportation of Crude Oil and Refined Products.

	1.5	Memoranda, Discussions with Rocky Mountain Transportation Services, Inc. consultancy for railroad management/operations and tank car leasing.

2.0	PUBLIC RELATIONS

	2.1	Engagement Letter with Pierpont Communications, Inc.

	2.2	Business Plan Development with Pierpont Communications, Inc.

	2.3	Contacts, mails, discussion memorandum with Fort Stockton Economic Development Corp.

3.0	REFINERY TECHNICAL DATA

3.1

Term Sheets, Proposals, Technical Data Sheets, MOU’s, Letters of Intent, Agreements, Correspondence with Ventech International, LLC, or any other manufacturer or fabricator of the refinery components or equipment.

	3.2	Term Sheets or Agreements or related data to Licenses or use of patents by any manufacturer or fabricator.

	3.3	Pre-Feasibility Scoping Studies including drafts

	3.4	Pre-Feasibility Studies including drafts

	3.5	Feasibility Studies including drafts

	3.6	Confidentiality Agreements with any manufacturer or fabricator of the refinery components or equipment.

	3.7	Technical consulting agreements

	3.8	Other

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4.0	LAND/REFINERY SITE LOCATION

	4.1	Purchase and Sale Agreement for refinery location in Pecos County, Texas entered into between Maple Resources Corporation and Hayes Parker dated as of February 20, 2017.

	4.2	Maps of possible locations

	4.3	Ownership maps

	4.4	Term Sheets, MOU’s Letters of Intent with potential landowners

	4.5	Rights of way, easements

	4.6	Land Use Permits

	4.7	Legal review, Title Opinions

	4.8	Royalty Agreements

	4.9	Other

5.0	WATER

	5.1	Water Use Permits

	5.2	Studies relating to water use/availability of water

	5.3	Consulting Studies

	5.4	Other

6.0	AIR

	6.1	Air monitoring tests

	6.2	Air Permits

	6.3	Studies related to Air Quality

	6.4	Consulting Studies

	6.5	Other

7.0	REGULATORY

	7.1	Texas Commission on Environmental Quality documentation/pre-filing conferences.

	7.2	Railroad Commission of Texas documentation/contacts

	7.3	Texas General Land Office documentation/contacts

	7.4	Consulting Studies

	7.5	Other

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8.0	FEEDSTOCK SUPPLY

	8.1	Any documentation regarding feedstock supply

	8.2	Reserve Studies

	8.3	Term Sheets, MOU’s, Letters of Intent regarding feedstock supplies

	8.4	Area of Interest reserve reports, documentation

	8.5	Royalty Agreements

	8.6	Landowner supporting documentation

	8.7	Contact documentation for feedstock supplies

	8.8	Market analysis

	8.9	Other

9.0	OFFTAKE AGREEMENTS

	9.1	Market Studies for marketing in Mexico or other export markets

	9.2	Contact Documentation/engagement letters with Distributors/Trading companies.

	9.3	Pricing Studies

	9.4	Railroad Access and Rates

	9.5	Contact Documentation for transportation of products.

	9.6	Consulting Studies

10.0	FINANCING/FINANCIAL

	10.1	List of Financing Contacts, documents, etc.

	10.2	Engagement Letters

	10.3	Term Sheets/LOI’s

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